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                                                                   EXHIBIT 23.1


                         Consent of Independent Auditor

The Board of Directors and Stockholders
First State Bank

     We have issued our report dated April 12, 2002 accompanying the financial statements of First State Bank and its Subsidiary as of and for the periods ended December 31, 2001 and 2000, contained in First Security Group, Inc.'s Current Report on Form 8-K/A filed as of May 28, 2002. We consent to the use of the aforementioned report in First Security Group, Inc.'s Current Report on Form 8-K/A.

/s/ Joseph Decosimo & Company, LLP

May 28, 2002